As filed with the Securities and Exchange Commission on March 27, 2000

                           Registration No. 333-92119

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                          HOMESEEKERS.COM, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)
            Nevada                                           87-0397464
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)
                          6490 South McCarran Boulevard
                                   Suite D-28
                               Reno, Nevada 89509
                                 (775) 827-6886
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                            ------------------------
                             Gregory L. Costley, CEO
                          HomeSeekers.com, Incorporated
                         6490 South McCarran Boulevard
                                   Suite D-28
                               Reno, Nevada 89509
                                 (775)827-6886
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                            ------------------------
                                   Copies to:
                                Timothy J. Melton
                           Jones, Day, Reavis & Pogue
                                 77 West Wacker
                             Chicago, Illinois 60601
                                 (312) 782-3939
                            ------------------------
        Approximate date of commencement of proposed sale to the public:
    From time to time as determined by market conditions and other factors.
                            ------------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration
No. 333-92119
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                          Amount To            Proposed         Proposed Maximum       Amount Of
               Title Of Each Class Of                   Be Registered      Maximum Offering         Aggregate         Registration
            Securities To Be Registered                    (1)(2)         Price Per Share(3)     Offering Price           Fee
            ---------------------------                    ------         ------------------     --------------           ---
Common Stock, par value $.001 per share (4). . . .         413,207              $15.60             $6,446,030            $1,702
===================================================================================================================================

(1) The shares of common stock being registered hereunder are being registered for resale by the selling shareholders named in the prospectus and consist of an aggregate of 248,207 shares of common stock the selling shareholders own outright and an aggregate of 165,000 shares issuable to the selling shareholders upon exercise of outstanding warrants.
(2) Does not include an aggregate of 6,188,169 shares of common stock registered by HomeSeekers.com, Incorporated on its registration statement on Form S-3 (Registration No. 333-92119) to which this registration statement relates.
(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average of the high and low sales prices of the common stock on the Nasdaq Small Cap Market on March 22, 2000.
(4) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may be issuable pursuant to the antidilution provisions of the warrants.

                              EXPLANATORY NOTE AND
               INCORPORATION BY REFERENCE OF SELECTED INFORMATION

          This registration statement is filed by HomeSeekers.com, Incorporated with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933. The contents of our registration statement on Form S-3 (Registration No. 333-92119) filed with the Securities and Exchange Commission on December 3, 1999, relating to the offering of 6,188,169 shares of common stock by selling shareholders are hereby incorporated herein by reference. This registration statement is filed solely for the purpose of registering an additional 413,207 shares of our common stock, including shares issuable upon the exercise of outstanding warrants.

          We hereby certify to the Securities and Exchange Commission that:

         o we have instructed our bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of that amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on March 27, 2000);

         o        we will not revoke those instructions;

         o we have sufficient funds in the relevant account to cover the amount of the filing fee; and

         o we will confirm receipt of the instructions by our bank during the bank's regular hours of business no later than March 27, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 27th day of March, 2000.



                                        HOMESEEKERS.COM, INCORPORATED




                                        By:  /s/ Gregory L. Costley
                                            ---------------------------
                                             Gregory L. Costley, Chairman
                                             and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                    Signature                                              Title                                    Date
                    ---------                                              -----                                    ----
                                                               Chairman of the Board, Chief                    March 27, 2000
/s/ Gregory L. Costley                                        Executive Officer and Director
-------------------------------------------------              (Principal Executive Officer)
Gregory L. Costley

                                                                  Chief Financial Officer
/s/ James A. Dykstra                                         (Principal Accounting Officer and                 March 27, 2000
-------------------------------------------------               Principal Financial Officer)
James A. Dykstra

                                                            President, Chief Operating Officer
                        *                                              and Director                            March 27, 2000
-------------------------------------------------
John Giaimo

                                                                Vice Chairman of the Board,
                        *                                      Executive Vice President and                    March 27, 2000
-------------------------------------------------                         Director
Doug Swanson


                        *                                        Chief Technology Officer                      March 27, 2000
-------------------------------------------------                      and Director
Greg Johnson


                        *                                                Director                              March 27, 2000
-------------------------------------------------
Bradley N. Rotter



                    Signature                                           Title                                      Date
                    ---------                                           -----                                      ----
                        *                                             Director                                 March 27, 2000
-------------------------------------------------
David Holmes


* The undersigned, by signing his name hereto, does hereby sign and execute this post-effective amendment to registration statement pursuant to a power of attorney executed by the above-named officers and directors of the registrant that has been filed with the Securities and Exchange Commission on behalf of such officers and directors.


/s/ Gregory L. Costley                                           March 27, 2000
-----------------------------------------------
Gregory L. Costley, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibits                  Description of Documents
--------                  ------------------------
5.1                       Opinion of Jenkins & Carter
23.1                      Consent of Albright, Persing & Associates, Limited
23.2                      Consent of Jenkins & Carter (included in Exhibit 5.1)
24.1                      Power of Attorney*

----------
*  Previously filed.